      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1996
                                                 REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                           MAXIM PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)
                           --------------------------
          Delaware                                            87-0279983
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                         4350 Executive Drive, Suite 310
                           San Diego, California 92121
                                 (619) 453-4040

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                           --------------------------
                          1993 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                           --------------------------
                               Larry G. Stambaugh
                        Chairman of the Board, President
                           and Chief Executive Officer
                           MAXIM PHARMACEUTICALS, INC.
                         4350 Executive Drive, Suite 310
                           San Diego, California 92121
                                 (619) 453-4040
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                           --------------------------
                             Frederick T. Muto, Esq.
                             Lance W. Bridges, Esq.
                              COOLEY GODWARD CASTRO
                                HUDDLESON & TATUM
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000
                           --------------------------


                                                  CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM
                  TITLE OF SECURITIES                        AMOUNT TO       OFFERING PRICE      AGGREGATE           AMOUNT OF
                    TO BE REGISTERED                       BE REGISTERED      PER SHARE(1)    OFFERING PRICE(1)    REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------


  Common Stock, $.001 par value                             800,000          $3.75-$9.8125        $4,748,070         $1,637.26
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's 1993 Long-Term Incentive Plan; and (b) the average of the high and low prices of the Registrant's Common Stock on August 29, 1996 as reported on the American Stock Exchange for shares issuable under the Company's 1993 Long-Term Incentive Plan. The following chart shows the calculation of the registration fee.

- -----------------------------------------------------------------------------------------------------------------
                                                                                                      Aggregate
              Type of Shares                    Number of Shares      Offering Price Per Share     Offering Price
- -----------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                     1,732                     $7.50                  $12,990
outstanding options under the 1993
Long-Term Incentive Plan
- -----------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                   510,998                     $3.75               $1,916,243
outstanding options under the 1993
Long-Term Incentive Plan
- -----------------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1993                287,270                     $9.8125             $2,818,837
Long-Term Incentive Plan
- -----------------------------------------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The prospectus contained in the Form SB-2 Registration Statement (No. 333-4854-LA) filed by Maxim Pharmaceuticals, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on May 21, 1996, as amended through the date hereof (the "Form SB-2"), is hereby incorporated by reference into this Registration Statement. The Registrant has not filed, and has not been required to file, an annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof. A description of the Registrant's Common Stock which is contained in the Form SB-2, including any amendment or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present


                                       1.

and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

         The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.                Description
- -----------                -----------
*    3.1          Amended and Restated Certificate of Incorporation of
                  Registrant.

*    3.2          Bylaws of Registrant.

*    4.1          Specimen Common Stock Certificate.

     5.1          Opinion of Cooley Godward Castro Huddleson & Tatum.

     23.1         Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Cooley Godward Castro Huddleson & Tatum. Reference is made to Exhibit 5.1.

     25.1         Power of Attorney.  Reference is made to page 5.

*    99.1         Registrant's 1993 Long-Term Incentive Plan and Form of
                  Stock Option Agreements.


                                       2.

 -----------------------

*        Filed as an exhibit to Registration Statement on Form SB-2 (No.
         333-4854-LA) originally filed on May 21, 1996, as amended through the date hereof, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)       Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                            (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


                                       3.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents By
             ----------------------------------------------------------
Reference.
- ----------
                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      Filing of Registration Statement on Form S-8.
                  ---------------------------------------------
                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                       4.

                                   SIGNATURES
                                   ----------

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on September 3, 1996.

                                  MAXIM PHARMACEUTICALS, INC.

                                  By /s/ LARRY G. STAMBAUGH
                                     ------------------------------------------
                                      Larry G. Stambaugh
                                      Chairman of the Board of Directors,
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry G. Stambaugh as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ LARRY G. STAMBAUGH                   Chairman of the Board of Directors,              September 3, 1996
- --------------------------------         President and Chief Executive Officer
Larry G. Stambaugh                       (Principal Executive Officer and
                                         Principal Financial and Accounting Officer)

/s/ COLIN B. BIER, PH.D.                 Director                                         September 3, 1996
- --------------------------------
Colin B. Bier, Ph.D.

/s/ G. STEVEN BURRILL                    Director                                         September 3, 1996
- --------------------------------
G. Steven Burrill

/s/ PER-OLOF MARTENSSON                  Director                                         September 3, 1996
- --------------------------------
Per-Olof Martensson

/s/ F. DUWAINE TOWNSEN                   Director                                         September 3, 1996
- --------------------------------
F. Duwaine Townsen




                                       5.

                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
- -----------       -----------

*    3.1          Amended and Restated Certificate of Incorporation of
                  Registrant.

*    3.2          Bylaws of Registrant.

*    4.1          Specimen Common Stock Certificate.

     5.1          Opinion of Cooley Godward Castro Huddleson & Tatum.

     23.1         Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Cooley Godward Castro Huddleson & Tatum. Reference is made to Exhibit 5.1.

     25.1         Power of Attorney.  Reference is made to page 5.

*    99.1         Registrant's 1993 Long-Term Incentive Plan and Form of
                  Stock Option.

- -------------------
* Filed as an exhibit to the Registration Statement on Form SB-2 (No. 333-4854-LA) on May 21, 1996, as amended through the date hereof, and incorporated herein by reference.


                                       6